SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 3, 2013

Date of Report

(Date of Earliest Event Reported)

FONU2 Inc.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On July 3, 2013, the Board of Directors of FONU2 Inc., a Nevada corporation (the “Company”), resolved to issue a total of 6,500,000 “unregistered” and “restricted” shares of its common stock as follows:  500,000 shares to Roger F. Miguel; and 2,000,000 shares each to Robert B. Lees, Nicole Leigh and Jeffrey Pollitt.  These shares were issued in consideration of services valued at $0.013 per share.  Mr. Lees and Ms. Leigh are directors and executive officers of the Company and Mr. Pollitt is a former director and executive officer and is currently an employee of the Company.  These shares were issued to Mr. Lees, Ms. Leigh and Mr. Pollitt in recognition of their service to the Company over the past year without cash compensation.  Mr. Miguel was designated on July 3, 2013, to serve as Chief Operations Officer of the Company’s newly-formed wholly-owned subsidiary, FONU2 CCN, Inc.

The Company has issued these shares to the recipients as “accredited investors” as defined under Rule 501 of Regulation D of the Securities and Exchange Commission.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  July 10, 2013

/s/ Robert B. Lees

                        Robert B. Lees, President